Exhibit 5.1

May 23, 2019

RTI Surgical Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

RE:	RTI Surgical Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) filed or to be filed by RTI Surgical Holdings, Inc., a Delaware corporation (the “Company”), on or about the date of this opinion letter with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of an unspecified amount of securities of the Company, consisting of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), the Company’s debt securities (the “Debt Securities”), warrants for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”), depositary shares each representing fractional shares of Preferred Stock (the “Depositary Shares”), units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Depositary Shares (the “Units”), purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares, and/or Warrants (the “Purchase Contracts”) and subscription rights to purchase or sell Common Stock, Preferred Stock, Debt Securities or other securities (the “Subscription Rights”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Units, Purchase Contracts and Subscription Rights are collectively referred to in this opinion letter as the “Offered Securities” and each an “Offered Security.”

The Offered Securities may be offered and sold by the Company from time to time as set forth in the Registration Statement, the Prospectus contained in the Registration Statement (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iv) the Amended and Restated Bylaws of the Company (the “Bylaws”); and (v) certain resolutions adopted by (a) the Company’s Board of Directors (the “Board”), and (b) the Audit Committee of the Board relating to the registration of the Offered Securities and related matters (the “Resolutions”). We have also examined certain records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to deliver the opinions expressed below.

RTI Surgical Holdings, Inc.

May 23, 2019

In such examination, we have assumed, without inquiry or other investigation: (i) the legal capacity of each natural person executing the agreements described in this opinion letter; (ii) the authenticity of original documents and the genuineness of all signatures; (iii) the conformity to the originals of all documents submitted to us as copies; (iv) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (v) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents; and (vi) that each transaction complies with all tests of good faith, fairness and conscionability required by law. In making our examination of executed documents or documents to be executed, we have assumed that the parties to such documents, other than the Company, had or will have the power (corporate, trust or other) to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action (corporate, trust or other) and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have also assumed that any indenture and supplemental indenture will be duly authorized, executed and delivered by the trustee, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the trustee, and that each will be governed by the laws of the State of New York.

We have also assumed that: (i) prior to the delivery of any Offered Security, the Board (or a duly constituted and acting committee of the Board) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments to the Registration Statement (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities; (iv) all Offered Securities will be issued, sold and delivered in the manner stated in the Registration Statement and the appropriate prospectus supplement and so as not to violate any applicable federal and state securities laws, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties to such agreement; (vi) there shall be no change in law affecting the validity of any of the Offered Securities (between the date of this opinion letter and the date of issuance and sale of such Offered Securities); and (vii) all parties to agreements involving the issuance or sale of the Offered Securities will perform their obligations under such agreements in compliance with the terms of such documents.

Based on such examination and subject to the foregoing exceptions, qualifications and limitations, we express the following opinions:

1.    With respect to the Common Stock, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering of Common Stock and related matters; (ii) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement; (iii) the certificates of the Common Stock have been duly executed by the Company, countersigned by the transfer agent of the Company and duly delivered to the purchasers of the Common Stock; and (iv) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

RTI Surgical Holdings, Inc.

May 23, 2019

2.    With respect to the Preferred Stock, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and sale of the Preferred Stock, the terms of the offering of Preferred Stock and related matters; (ii) such shares of Preferred Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement; (iii) the certificates of the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent of the Company and duly delivered to the purchasers of the Preferred Stock; (iv) the Common Stock relating to such Preferred Stock has been duly authorized for issuance (if such Offered Preferred Stock is convertible to Common Stock); and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Preferred Stock, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    With respect to the Debt Securities, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering of Debt Securities and related matters; (ii) the applicable purchase, underwriting or similar agreement incorporating the terms and other provisions of the Debt Securities has been duly executed and delivered by the Company and an underwriter appointed by the Company; (iii) the Debt Securities have been duly executed, authenticated, registered, issued and delivered in accordance with the indenture, the appropriate supplemental indenture and the applicable definitive purchase, underwriting or similar agreement; and (iv) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Debt Securities, then the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    With respect to the Warrants, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants and related matters; (ii) one or more agreements incorporating the terms and other provisions of the Warrants has been duly executed and delivered by the Company and the applicable warrant agent appointed by the Company (each, a “Warrant Agreement”); (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Warrant Agreement (assuming the Offered Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action); (iv) the Common Stock, Preferred Stock, Debt Securities or Depositary Shares relating to such Warrants has been duly authorized for issuance; and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Warrants, then the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.    With respect to the Depositary Shares, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and establish the terms of the Depositary Shares, the terms of the offering of such Depositary Shares and related matters; (ii) one or more agreements incorporating the terms and other provisions of the Depositary Shares has been duly executed and delivered by the Company and the applicable depositary appointed by the Company (each, a “Deposit Agreement”); (iii) the depositary receipts representing the Depositary Shares have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Deposit Agreement (assuming the Offered Securities issuable upon exercise of the Depositary Agreement have been duly authorized and reserved for issuance by all necessary corporate action); (iv) the Preferred Stock relating to such Depositary Shares has been duly authorized for issuance; and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Depositary Shares, then the Depositary Shares will constitute legally valid and binding obligations of the Company.

RTI Surgical Holdings, Inc.

May 23, 2019

6.    With respect to the Purchase Contracts, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and establish the terms of the Purchase Contracts, the terms of the offering of such Purchase Contracts and related matters; (ii) one or more agreements incorporating the terms and other provisions of the Purchase Contracts has been duly executed and delivered by the Company and the applicable agent appointed by the Company (each, a “Purchase Contract Agreement”); (iii) the certificates representing the Purchase Contracts have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Purchase Contracts (assuming the Offered Securities issuable upon exercise of the Offered Securities comprising the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action); (iv) the Common Stock, Preferred Stock, Debt Securities, Depositary Shares and/or Warrants relating to such Purchase Contracts have been duly authorized for issuance; and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Purchase Contracts, then the Purchase Contracts will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    With respect to the Units, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and establish the terms of the Units, the terms of the offering of such Units and related matters; (ii) one or more agreements incorporating the terms and other provisions of the Units has been duly executed and delivered by the Company and the applicable unit agent appointed by the Company (each, a “Unit Agreement”); (iii) the Units or certificates representing the Units have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Unit Agreement (assuming the Offered Securities issuable upon exercise of the Offered Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action); (iv) the Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Depositary Shares relating to such Units have been duly authorized for issuance; and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Units, then the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.    With respect to the Subscription Rights, when: (i) the Board (or a duly constituted and acting committee of the Board) has taken all necessary corporate action to approve the issuance and establish the terms of the Subscription Rights, the terms of the offering of such Subscription Rights and related matters; (ii) one or more agreements incorporating the terms and other provisions of the has been duly executed and delivered by the Company and the applicable counterparty appointed by the Company (each, a “Subscription Rights Agreement”); (iii) the certificates representing the Subscription Rights have been duly executed, authenticated or countersigned, registered, issued and delivered in accordance with the terms of the applicable Subscription Rights Agreement (assuming the Offered Securities issuable upon exercise of the Offered Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action); (iv) the Common Stock, Preferred Stock, Debt Securities or other securities relating to such Subscription Rights have been duly authorized for issuance; and (v) the Company has received payment in full of the cash or other lawful consideration provided to be paid for the Subscription Rights, then the Subscription Rights will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

RTI Surgical Holdings, Inc.

May 23, 2019

In rendering the opinions set forth above, we have assumed that:

a.	the consideration paid for any shares of Common Stock and Preferred Stock will comply with Section 153 of the Delaware General Corporation Law (the “DGCL”) or any successor provision; and

b.

after the issuance of the shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Certificate of Incorporation; and

c.

after the issuance of the shares of Preferred Stock, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Certificate of Incorporation.

Our opinions set forth above with respect to enforceability may be limited or otherwise affected by: (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and arrangement laws, and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality; (iv) discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

The laws covered by the opinions expressed in this opinion letter are limited to the DGCL and the State of New York (the “Applicable Law”), and we do not express any opinion concerning any other law.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect. Our opinions are limited to the matters stated in this opinion letter, and no opinion is to be implied or inferred beyond the matters stated in this opinion letter. This opinion letter is expressed as of the date of this opinion letter, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion letter or of any subsequent changes in Applicable Law.

We consent to the filing of this opinion letter as an exhibit to the above-referenced Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

HOLLAND & KNIGHT LLP